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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Micro General Corporation:

     We consent to the incorporation by reference in the registration statements (no. 2-85485, 2-94290, 333-22240, 333-64289 and 333-95913) on Form
S-8 of Micro General Corporation of our report dated February 27, 2002, relating to the consolidated balance sheets of Micro General Corporation as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related schedule, which report appears in the December 31, 2001 annual report on Form 10-K of Micro General Corporation. Our report refers to a change in accounting principle for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.


                                           /S/ KPMG LLP

Los Angeles, California
March 28, 2002